SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

  Filed Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported) JUNE 16, 1999

                          MEDICAL SCIENCE SYSTEMS, INC.
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             (Exact name of registrant as specified in its charter)

                                      TEXAS
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                 (State or Other Jurisdiction of Incorporation)

                  0-23413                                 94-3123681
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         (Commission File Number)              (IRS Employer Identification No.)

100 N.E. LOOP 410, SUITE 820, SAN ANTONIO, TEXAS           78216
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(Address of Principal Executive Offices)                 (Zip Code)


                                 (210) 349-6400
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              (Registrant's Telephone Number, Including Area Code)

                                 NOT APPLICABLE
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          (Former Name or Former Address, if Changed Since Last Report)
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Item 5.  OTHER EVENTS.

         On June 16, 1999, the Company completed a private placement (the "Private Placement") whereby the Company sold 2,000,000 shares of Series A Preferred Stock, no par value ("Series A Preferred"), at a per share purchase price of $2.50. In connection with the Private Placement, the Company issued an additional 200,000 shares of Series A Preferred as the placement agent's fee. Each share of Series A Preferred will automatically convert into five (5) shares of common stock, no par value ("Common Stock"), upon shareholder ratification of the issuance of the Series A Preferred issued pursuant to the Private Placement, which ratification is required to comply with certain NASDAQ requirements. If the Company does not issue any shares of Common Stock between June 25, 1999 and the date the shareholders ratify the issuance of the Series A Preferred issued pursuant to the Private Placement, the Common Stock issued upon conversion of the Series A Preferred will equal 66.4% of the outstanding shares of Common Stock of the Company. If such shareholder approval is not received by December 12, 1999, the number of shares of Common Stock into which each share of Series A Preferred Stock will be convertible will increase by 0.075 shares every 90 days following such date. The Series A Preferred will not bear dividends unless it does not automatically convert into Common Stock by December 12, 1999, after which the Series A Preferred will bear dividends at 15% per annum on a cumulative basis.

         Exhibit 99.1 hereto is the Company's pro forma balance sheet which reflects the results of the Private Placement.

Item 7.  FINANCIAL STATEMENTS AND EXHIBITS.

         EXHIBIT NUMBER     DESCRIPTION
         --------------     -----------
         Exhibit 99.1       The Company's Pro Forma Balance Sheet as of May 31,
                            1999

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                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                        MEDICAL SCIENCE SYSTEMS, INC.

                                        By /s/ U. SPENCER ALLEN
                                               U. Spencer Allen, Chief Financial
                                               Officer and Treasurer

DATE: June 25, 1999

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